Granite Point Mortgage Trust Inc. Reports
Second Quarter 2025 Financial Results
and Post Quarter-End Update

NEW YORK, August 5, 2025 – Granite Point Mortgage Trust Inc. (NYSE: GPMT) ("GPMT," "Granite Point" or the "Company") today announced its financial results for the quarter ended June 30, 2025, and provided an update on its activities subsequent to quarter-end. An earnings supplemental containing second quarter 2025 financial results can be viewed at www.gpmtreit.com.

"We continued our progress in resolving nonperforming loans and reducing higher-cost debt,” said Jack Taylor, President and Chief Executive Office of GPMT. “Year-to-date, five risk-rated 5 loans have been resolved, inclusive of another resolution after quarter end, leaving two remaining. We also sold an REO office property during the second quarter. Additionally, we repurchased 1.25 million of our common shares during the quarter, given our belief that the stock is significantly undervalued. We are pleased with this progress and look forward to returning to our core business of originating loans over the coming quarters."

Second Quarter 2025 Activity

•Recognized GAAP net (loss) attributable to common stockholders of $(17.0) million, or $(0.35) per basic common share, inclusive of provision for credit losses of $(11.0) million, or $(0.23) per basic common share.
•Distributable Earnings (Loss)(1) of $(45.3) million or $(0.94) per basic common share.
•Distributable Earnings (Loss) Before Realized Gains and Losses(1) of $(2.0) million, or $(0.04) per basic common share.
•Book value per common share was $7.99, inclusive of $(3.27) per common share of total CECL reserve.
•Declared common stock dividend of $0.05 per common share and a cash dividend of $0.4375 per share of its Series A preferred stock.
•Net loan portfolio activity of $(115.1) million in unpaid principal balance.
◦$(32.1) million full loan repayments and partial repayments of $(2.4) million.
◦Two resolutions of $(94.1) million, inclusive of write-offs $(36.1) million.
◦Fundings of $13.5 million.
•Sold an REO(2) property located in Phoenix, AZ, for a net sales price of $16.7 million, which resulted in a gain on sale of $0.3 million, or $0.01 per basic share.
•Carried at quarter-end a 98% floating rate loan portfolio with $1.9 billion in total loan commitments comprised of over 99% senior loans, with a portfolio weighted average stabilized LTV at origination(3) 64.7% and a realized loan portfolio yield(4) of 7.1%.
•Total CECL reserve of $155.1 million, or 8.1% of total loan portfolio commitments.
•Weighted average loan portfolio risk-rating was 2.8.
•Held two REO(2) properties with an aggregate carrying value of $107.0 million(5).
•Q2 2025 common stock repurchases.
◦1.25 million shares at average price of $2.48 per share for total of $3.1 million.
◦Book value accretion of $0.15 per share.
•Ended the quarter with $85.1 million in unrestricted cash and Total Leverage Ratio(6) of 2.1x.
•No corporate debt maturities remaining.

Post Quarter-End Update

•In July, resolved a loan secured by a student housing property located in Louisville, KY.
◦As of June 30, 2025, the loan was on nonaccrual status with an unpaid principal balance of $50.0 million and risk rating of “5”. As a result of the property sale, the Company expects to recognize a write-off of approximately $(19.3) million, which had been reserved for through a previously recorded $(22.6) million allowance for credit losses, and expects to recognize a GAAP benefit from provision for credit losses of approximately $3.3 million.
•So far in Q3’25, funded about $5.4 million on existing loan commitments.
•Extended the maturity of the secured credit facility to December 2026.
◦Reduced the financing spread by 75 basis points and reduced borrowings by $7.5 million.
•As of August 4, 2025, carried approximately $73.3 million in unrestricted cash.

(1)Please see page 6 for Distributable Earnings (Loss) and Distributable Earnings (Loss) Before Realized Gains and Losses definitions and a reconciliation of GAAP to non-GAAP financial information.
(2)REO represents "Real Estate Owned".
(3)The fully funded loan amount (plus any financing that is pari passu with or senior to such loan), including all contractually provided for future fundings, divided by the as stabilized value (as determined in conformance with USPAP) set forth in the original appraisal. As stabilized value may be based on certain assumptions, such as future construction completion, projected re-tenanting, payment of tenant improvement or leasing commissions allowances or free or abated rent periods, or increased tenant occupancies.
(4)Provided for illustrative purposes only. Calculations of realized loan portfolio yield are based on a number of assumptions (some or all of which may not occur) and are expressed as monthly equivalent yields that include net origination fees and exit fees and exclude future fundings and any potential or completed loan amendments or modifications. Portfolio yield includes nonaccrual loans.
(5)Includes $10.9 million in other assets and liabilities related to leases.
(6)Borrowings outstanding on repurchase facilities, secured credit facility and CLO’s, less cash, divided by total stockholders’ equity.

Conference Call
Granite Point Mortgage Trust Inc. will host a conference call on August 6, 2025, at 11:00 a.m. ET to discuss second quarter 2025 financial results and related information. To participate in the teleconference, please call toll-free (877) 407-8031, (or (201) 689-8031 for international callers), approximately 10 minutes prior to the above start time, and ask to be joined into the Granite Point Mortgage Trust Inc. call. You may also listen to the teleconference live via the Internet at www.gpmtreit.com, in the Investor section under the News & Events link. For those unable to attend, a telephone playback will be available beginning August 6, 2025, at 12:00 p.m. ET through August 20, 2025, at 12:00 a.m. ET. The playback can be accessed by calling (877) 660-6853 (or (201) 612-7415 for international callers) and providing the Access Code 13754470. The call will also be archived on the Company’s website in the Investor section under the News & Events link.

About Granite Point Mortgage Trust Inc.
Granite Point Mortgage Trust Inc. is a Maryland corporation focused on directly originating, investing in and managing senior floating rate commercial mortgage loans and other debt and debt-like commercial real estate investments. Granite Point is headquartered in New York, NY.  Additional information is available at www.gpmtreit.com.

Forward-Looking Statements
This press release contains, or incorporates by reference, not only historical information, but also forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve numerous risks and uncertainties. Our actual results may differ from our beliefs, expectations, estimates, projections and illustrations and, consequently, you should not rely on these forward-looking statements as predictions of future events. Forward-looking statements are not historical in nature and can be identified by words such as “anticipate,” “estimate,” “will,” “should,” “expect,” “target,” “believe,” “outlook,” “potential,” “continue,” “intend,” “seek,” “plan,” “goals,” “future,” “likely,” “may” and similar expressions or their negative forms, or by references to strategy, plans or intentions. The illustrative examples herein are forward-looking statements. By their nature, forward-looking statements speak only as of the date they are made, are not statements of historical facts or guarantees of future performance and are subject to risks, uncertainties, assumptions or changes in circumstances that are difficult to predict or quantify. Our expectations, beliefs and estimates are expressed in good faith and we believe there is a reasonable basis for them. However, there can be no assurance that management's expectations, beliefs and estimates will prove to be correct or be achieved, and actual results may vary materially from what is expressed in or indicated by the forward-looking statements.

These forward-looking statements are subject to risks and uncertainties, including, among other things, those described in our Annual Report on Form 10-K for the year ended December 31, 2024, under the caption “Risk Factors,” and any subsequent Form 10-Q or other filings made with the SEC. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update or revise any such forward-looking statements, whether as a result of new information, future events or otherwise.

This press release is for informational purposes only and shall not constitute, or form a part of, an offer to sell or buy or the solicitation of an offer to sell or the solicitation of an offer to buy any securities.

Non-GAAP Financial Measures
In addition to disclosing financial results calculated in accordance with United States generally accepted accounting principles (GAAP), this press release and the accompanying earnings presentation present non-GAAP financial measures, such as Distributable Earnings (Loss), Distributable Earnings (Loss) Before Realized Gains and Losses, Distributable Earnings (Loss) per basic common share and Distributable Earnings (Loss) Before Realized Gains and Losses per basic common share, that exclude certain items. Granite Point management believes that these non-GAAP measures enable it to perform meaningful comparisons of past, present and future results of the Company’s core business operations, and uses these measures to gain a comparative understanding of the Company’s operating performance and business trends. The non-GAAP financial measures presented by the Company represent supplemental information to assist investors in analyzing the results of its operations. However, because these measures are not calculated in accordance with GAAP, they should not be considered a substitute for, or superior to, the financial measures calculated in accordance with GAAP. The Company’s GAAP financial results and the reconciliations from these results should be carefully evaluated. See the GAAP to non-GAAP reconciliation table on page 6 of this release.

Additional Information
Stockholders of Granite Point and other interested persons may find additional information regarding the Company at the Securities and Exchange Commission’s Internet site at www.sec.gov or by directing requests to: Granite Point Mortgage Trust Inc., 3 Bryant Park, 24th Floor, New York, NY 10036, telephone (212) 364-5500.

Contact
Investors: Chris Petta Investor Relations, Granite Point Mortgage Trust Inc., (212) 364-5500, investors@gpmtreit.com.

GRANITE POINT MORTGAGE TRUST INC.
CONDENSED AND CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)

	June 30, 2025	December 31, 2024
ASSETS	(unaudited)
Loans held-for-investment	$1,823,279	$2,097,375
Allowance for credit losses	(151,968)	(199,727)
Loans held-for-investment, net	1,671,311	1,897,648
Cash and cash equivalents	85,102	87,788
Restricted cash	10,799	26,682
Real estate owned, net	98,704	42,815
Accrued interest receivable	7,529	8,668
Other assets	44,640	51,514
Total Assets	$1,918,085	$2,115,115
LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities
Repurchase facilities	$474,400	$597,874
Securitized debt obligations	743,544	788,313
Secured credit facility	86,774	86,774
Dividends payable	6,193	6,238
Other liabilities	22,845	16,699
Total Liabilities	1,333,756	1,495,898
Stockholders’ Equity
7.00% Series A Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, par value $0.01 per share; 11,500,000 shares authorized, and 8,229,500 and 8,229,500 shares issued and outstanding, respectively; liquidation preference $25.00 per share	82	82
Common Stock, par value $0.01 per share; 450,000,000 shares authorized, and 47,394,519 shares and 48,801,690 issued and outstanding, respectively	474	488
Additional paid-in capital	1,193,711	1,195,823
Cumulative earnings	(159,934)	(139,556)
Cumulative distributions to stockholders	(450,129)	(437,745)
Total Granite Point Mortgage Trust Inc. Stockholders’ Equity	584,204	619,092
Non-controlling interests	125	125
Total Equity	584,329	619,217
Total Liabilities and Stockholders’ Equity	$1,918,085	$2,115,115

GRANITE POINT MORTGAGE TRUST INC.
CONDENSED AND CONSOLIDATED STATEMENTS OF COMPREHENSIVE (LOSS) INCOME
(in thousands, except share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2025	2024	2025	2024
Interest Income:	(unaudited)		(unaudited)
Loans held-for-investment	$33,024	$46,882	$67,351	$98,847
Cash and cash equivalents	779	1,597	1,596	3,687
Total interest income	33,803	48,479	68,947	102,534
Interest expense:
Repurchase facilities	10,590	19,331	22,475	40,059
Securitized debt obligations	12,604	18,303	25,284	36,418
Secured credit facility	2,564	2,714	5,103	5,403
Total interest expense	25,758	40,348	52,862	81,880
Net interest income	8,045	8,131	16,085	20,654
Other income (loss):
Revenue from real estate owned operations	3,753	1,111	6,847	2,253
Provision for credit losses	(10,984)	(60,756)	(14,754)	(136,308)
Gain/(loss) on real estate owned	301	—	301	—
Gain/(loss) on extinguishment of debt	—	(786)	—	(786)
Total other (loss)	(6,930)	(60,431)	(7,606)	(134,841)
Expenses:
Compensation and benefits	5,718	4,721	11,489	10,708
Servicing expenses	817	1,398	1,848	2,774
Expenses from real estate owned operations	5,227	1,950	9,731	3,995
Other operating expenses	2,717	2,700	5,720	5,529
Total expenses	14,479	10,769	28,788	23,006
(Loss) income before income taxes	(13,364)	(63,069)	(20,309)	(137,193)
(Benefit from) provision for income taxes	(1)	(1)	69	(2)
Net (loss) income	(13,363)	(63,068)	(20,378)	(137,191)
Dividends on preferred stock	3,601	3,600	7,201	7,200
Net (loss) income attributable to common stockholders	$(16,964)	$(66,668)	$(27,579)	$(144,391)
Basic (loss) earnings per weighted average common share	$(0.35)	$(1.31)	$(0.57)	$(2.84)
Diluted (loss) earnings per weighted average common share	$(0.35)	$(1.31)	$(0.57)	$(2.84)
Dividends declared per common share	$0.05	$0.05	$0.10	$0.20
Weighted average number of shares of common stock outstanding:
Basic	48,030,130	50,939,476	48,347,634	50,842,004
Diluted	48,030,130	50,939,476	48,347,634	50,842,004

Net (loss) income attributable to common stockholders	$(16,964)	$(66,668)	$(27,579)	$(144,391)
Comprehensive (loss) income	$(16,964)	$(66,668)	$(27,579)	$(144,391)

GRANITE POINT MORTGAGE TRUST INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(dollars in thousands, except share data) (unaudited)

Three Months Ended
June 30,
2025
Reconciliation of GAAP net (loss) income to Distributable Earnings (Loss)(1):
GAAP net (loss) income attributable to common stockholders	$(16,964)
Adjustments:
Provision for credit losses	10,984
Non-cash equity compensation	2,228
Depreciation and amortization expense on real estate owned	2,089
Gain/(Loss) on Real Estate Owned	$(301)
Distributable Earnings (Loss) Before Realized Gains and Losses	$(1,964)
Write-offs	(36,074)
Gain/(Loss) on Real Estate Owned	$301
Accumulated depreciation and amortization on REO sale	$(7,569)
Distributable Earnings (Loss)	$(45,306)
Distributable Earnings (Loss) Before Realized Gains and Losses per basic common share	$(0.04)
Distributable Earnings (Loss) Before Realized Gains and Losses per diluted common share	$(0.04)
Distributable Earnings (Loss) per basic common share	$(0.94)
Distributable Earnings (Loss) per diluted common share	$(0.94)
Basic weighted average common shares	48,030,130
Diluted weighted average common shares	48,030,130
(1)Beginning with our Annual Report on Form 10-K for the year ended December 31, 2024, and for all subsequent reporting periods ending on or after December 31, 2024, we have elected to present Distributable Earnings (Loss), a non-GAAP measure, as a supplemental method of evaluating our operating performance. In order to maintain our status as a REIT, we are required to distribute at least 90% of our taxable income to stockholders, subject to certain distribution requirements. Distributable Earnings (Loss) is intended to over time serve as a general, though imperfect, proxy for our taxable income. As such, Distributable Earnings (Loss) is considered a key indicator of our ability to generate sufficient income to pay dividends on our common stock, which is the primary focus of income-oriented investors who comprise a meaningful segment of our stockholder base. We believe providing Distributable Earnings (Loss) on a supplemental basis to our net income (loss) and cash flow from operating activities, as determined in accordance with GAAP, is helpful to stockholders in assessing the overall operating performance of our business.
For reporting purposes, we define Distributable Earnings (Loss) as net income (loss) attributable to our stockholders, computed in accordance with GAAP, excluding: (i) non-cash equity compensation expenses; (ii) depreciation and amortization; (iii) any unrealized gains (losses) or other similar non-cash items that are included in net income (loss) for the applicable reporting period (regardless of whether such items are included in other comprehensive income or in net income (loss) for such period); and (iv) certain non-cash items and one-time expenses. Distributable Earnings (Loss) may also be adjusted from time to time for reporting purposes to exclude one-time events pursuant to changes in GAAP and certain other material non-cash income or expense items approved by a majority of our independent directors. The exclusion of depreciation and amortization from the calculation of Distributable Earnings (Loss) only applies to debt investments related to real estate to the extent we foreclose upon the property or properties underlying such debt investments.
While Distributable Earnings (Loss) excludes the impact of the unrealized non-cash current provision for credit losses, we expect to only recognize such potential credit losses in Distributable Earnings (Loss) if and when such amounts are deemed non-recoverable. This is generally at the time a loan is repaid, or in the case of foreclosure, when the underlying asset is sold, but nonrecoverability may also be concluded if, in our determination, it is nearly certain that all amounts due will not be collected. The realized loss amount reflected in Distributable Earnings (Loss) will equal the difference between the cash received, or expected to be received, and the carrying value of the asset, and is reflective of our economic experience as it relates to the ultimate realization of the loan. During the three months ended June 30, 2025, we recorded provision for credit losses of $11.0 million, which has been excluded from Distributable Earnings (Loss), consistent with other unrealized gains (losses) and other non-cash items pursuant to our existing policy for reporting Distributable earnings (Loss) referenced above. During the three months ended June 30, 2025, we recorded $(2.1) million, in depreciation and amortization on REO and related intangibles, which has been excluded from Distributable Earnings (loss) consistent with other unrealized gains (losses) and other non-cash items pursuant to our existing policy for reporting Distributable Earnings (Loss) referenced above.
Distributable Earnings (Loss) does not represent Net (loss) income attributable to common stockholders or cash flow from operating activities and should not be considered as an alternative to GAAP Net (loss) income attributable to common stockholders, or an indication of our GAAP cash flows from operations, a measure of our liquidity, or an indication of funds available for our cash needs. In addition, our methodology for calculating Distributable Earnings (Loss) may differ from the methodologies employed by other companies to calculate the same or similar supplemental performance measures, and, accordingly, our reported Distributable Earnings (Loss) may not be comparable to the Distributable Earnings (loss) reported by other companies.
We believe it is useful to our stockholders to present Distributable Earnings (Loss) Before Realized Gains and Losses, a non-GAAP measure, to reflect our run-rate operating results as (i) our operating results are mainly comprised of net interest income earned on our loan investments net of our operating expenses, which comprise our ongoing operations, (ii) it helps our stockholders in assessing the overall run-rate operating performance of our business, and (iii) it has been a useful reference related to our common dividend as it is one of the factors we and our Board of Directors consider when declaring the dividend. We believe that our stockholders use Distributable Earnings (Loss) and Distributable Earnings (Loss) Before Realized Gains and Losses, or a comparable supplemental performance measure, to evaluate and compare the performance of our company and our peers.